FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-04

NEW ISSUE CMBS:$1,179MM MORGAN STANLEY BofA MERRILL LYNCH SERIES 2013-C10
CO-LEAD MANAGERS & BOOKRUNNERS: MORGAN STANLEY & BofA MERRILL LYNCH
CO-MANAGER: CIBC

PUBLICLY OFFERED CERTIFICATES

CLASS	MDYS/FTCH/KROLL	SIZE($MM)	WAL(YRS)	SPREAD	PRICE
A-1	Aaa(sf)/AAA(sf)/AAA(sf)	94.800	2.67	S + 60	99.99785
A-2	Aaa(sf)/AAA(sf)/AAA(sf)	34.200	4.88	S + 70	102.99716
A-SB	Aaa(sf)/AAA(sf)/AAA(sf)	126.500	7.35	S + 115	102.99857
A-3	Aaa(sf)/AAA(sf)/AAA(sf)	200.000	****** NOT AVAILABLE******
A-4	Aaa(sf)/AAA(sf)/AAA(sf)	359.537	9.90	S + 120	101.71826
A-5	Aaa(sf)/AAA(sf)/AAA(sf)	100.000	****** NOT AVAILABLE******
X-A	Aaa(sf)/AAA(sf)/AAA(sf)	~14.5MM PROCEEDS		T + 205	2.50193

B&D: MS
SETTLEMENT: 7/2

*** The depositor has filed a registration statement (including a prospectus) with the SEC (File # 333-180779) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com. ***